     As Filed with the Securities and Exchange Commission on May 31, 1996
                                    Registration No. ______________333-43104


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                Amendment No. 1
                                       To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                  PHAMIS, INC.
               (Exact name of registrant as specified in charter)
                          ___________________________

            WASHINGTON                                    91-1141795
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)


                     1001 FOURTH AVENUE, PLAZA, SUITE 1500
                        SEATTLE, WASHINGTON 98154
                                (206) 622-9558
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ___________________________

                                FRANK T. SAMPLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  PHAMIS, INC.

                        1001 FOURTH AVENUE, SUITE 1500
                        SEATTLE, WASHINGTON 98154
                                (206) 622-9558
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ___________________________

                                  COPIES TO:

                              JOSEPH P. WHITFORD
                           Foster Pepper & Shefelman
                         1111 Third Avenue, Suite 3400
                          Seattle, Washington  98101
                                (206) 447-4400
                          ___________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to the dividend or interest reinvestment plans, please check in the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                          ___________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

   TITLE OF EACH CLASS OF           AMOUNT              PROPOSED MAXIMUM            PROPOSED MAXIMUM            AMOUNT OF
SECURITIES TO BE REGISTERED    TO BE REGISTERED    OFFERING PRICE PER UNIT (1)  AGGREGATE OFFERING PRICE   REGISTRATION FEE (2)

- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0025 par
   value per share             153,609 shares              $14.813                   $2,278,372.72                $785

====================================================================================================================================


     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 29, 1996.


     (2)  Previously paid.


          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

PROSPECTUS


                                 PHAMIS, INC.

                                153,609 SHARES

                                 COMMON STOCK


                                 _____________

     This prospectus relates to 153,609 shares (the "Shares") of common stock, $.0025 par value (the "Common Stock"), of PHAMIS, Inc., a Washington corporation (the "Company"). The Shares are outstanding shares of Common Stock owned by the persons named in this Prospectus under the caption "Selling Stockholders." The Shares were issued to the Selling Shareholders as consideration for the merger on March 20, 1996 (the "Merger") of Data Breeze, Inc., a Florida corporation ("Data Breeze"), with and into Phamis Acquisition, Inc., a wholly-owned subsidiary of the Company.

     The Selling Stockholders may from time to time sell the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

     The Company will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See "Selling Stockholders."

     The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

     The Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which transactions occur or the existence of any exemption from registration.

     The Common Stock is traded on The Nasdaq National Market under the symbol "PHAM." On May 29, 1996, the closing price of the Common Stock as reported on The Nasdaq National market was $18.50 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                The date of this Prospectus is June ____, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 at prescribed rates. The Company's Common Stock is traded on The Nasdaq National Market and, as a result, the periodic reports, proxy statements and other information filed by the Company with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein.

     Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission (File No. 0-25188) and are hereby incorporated herein by reference:


     (1)    Annual Report on Form 10-K for the year ended December 31,
            1995;


     (2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996; and


     (3) The description of Common Stock contained in the Company's registration statement on Form 8-A pursuant to Section 12 of the Exchange Act filed with the Commission on November 1, 1994, and as amended on November 17, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.


     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to PHAMIS, Inc.,1001 Fourth Avenue Suite 1500, Seattle, Washington 98154, Attention:
Cheryl Isen, Senior Director of Corporate Communications, telephone number (206) 622-9558.

                                  THE COMPANY


     The Company develops, markets, installs and services enterprise-wide, patient-centered healthcare information systems for use by large- and medium-sized healthcare providers. The Company operates in the single industry segment of healthcare information systems. The healthcare information systems offered by the Company are designed to manage patient care throughout an integrated, multi-facility healthcare delivery enterprise. The Company believes that its systems overcome the limitations of traditional healthcare information systems and address the evolving information needs of large, rapidly expanding healthcare delivery enterprises. As a result of the Merger, the Company also provides products and services targeted at physician group practices ranging in size from 15 to more than 500 physicians. The principal executive offices of the Company are located at 1001 Fourth Avenue Plaza, Suite 1500, Seattle, Washington 98154, and the telephone number is (206) 622-9558.

                                USE OF PROCEEDS

     All of the Shares offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholders."


                             SELLING STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock received by each of the Selling Stockholders as a result of the Merger, all of which may be offered for sale from time to time by the Selling Stockholders. The shares offered for sale constitute all of the shares of Common Stock known to the Company to be beneficially owned by the Selling Stockholders.

                                                  Shares Owned and
     Selling Stockholder                            Being Offered
     -------------------                          ----------------
     Jennie Bauer.............................          4,608
     Jane Bennett.............................         34,178
     Karan Bond...............................          4,608
     Scott Joyce..............................         34,178
     Michel Julien............................         34,178
     Michael Solomon..........................         41,859
                                                       ------
     Total                                            153,609

     The Selling Stockholders comprise all of the former stockholders of Data Breeze as of the effective time of the Merger. The Shares were acquired pursuant to an Agreement and Plan of Merger, dated February 29, 1996 (the "Merger Agreement"), which contained the Company's agreement to file and maintain in effect for a two-year period a registration statement on Form S-3 as soon as is practicable after effectiveness of the Merger to register such Shares.

     Pursuant to the Merger Agreement, the Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale.

     Before the Merger, the Company had no material relationship with any of the Selling Stockholders. Effective on the date of the Merger, each of Messrs. Joyce and Solomon and Ms. Bennett entered into an employment agreement with PHAMIS Acquisition, Inc.

                             PLAN OF DISTRIBUTION

     The Selling Stockholders may from time to time sell all or a portion of the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of The Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

     In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

     The Selling Stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Shares may also be sold pursuant to Rule 144 under the Securities Act beginning March 20, 1998, the date two years after the Shares were issued pursuant to the Merger.

     The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its best efforts to keep the Registration Statement current and effective for a period commencing on the effective date of the Registration Statement and terminating 24 months after the Registration Statement is filed with the Commission. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

     The Company will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.


                                 LEGAL MATTERS

     The legality of the Shares offered by this Prospectus has been passed upon for the Company by Foster Pepper & Shefelman.


                                    EXPERTS

     The financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

=====================================     ======================================


     No dealer, salesman, or
other person has been authorized to
give any information or to make any
representation not contained in this
Prospectus and, if given or made,
such information or representations
must not be relied upon as having
been authorized by the Company, any
Selling Stockholder or any other
person. This Prospectus does not                        PHAMIS, INC.
constitute an offer to sell or a
solicitation of an offer to buy any
of the securities offered hereby in
any jurisdiction to any person to
whom it is unlawful to make any such
offer in such jurisdiction. Neither
the delivery of this Prospectus nor
any sale made hereunder shall, under
any circumstances, create any
implication that the information                       153,609 SHARES
contained herein is correct as of any                   COMMON STOCK
time subsequent to the date hereof or
that there has been no change in the
affairs of the Company since such
date.



          _____________                              ___________________

                                                         PROSPECTUS

        TABLE OF CONTENTS                            ___________________

                                 Page
                                 ----
Available Information............   2
Incorporation of Documents by
Reference........................   2                 _____________, 1996
The Company......................   3
Use of Proceeds..................   3
Selling Stockholders.............   3
Plan of Distribution.............   4
Legal Matters....................   5
Experts..........................   5





=====================================     =====================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The itemized table set forth below estimates the expenses in connection with the offer and sale of the Shares offered hereby. All of the expenses will be paid by the Company, except for the legal fees and expenses of the Selling Stockholders.

        SEC registration fee.............................   $   785
        Accountants' fees and expenses...................     1,000
        Company legal fees and expenses..................    12,000
        Miscellaneous....................................     1,215
                                                            -------
           Total.........................................   $15,000
                                                            =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant has entered into indemnification agreements with each of its executive officers and directors in which the registrant agrees to indemnify and hold harmless the officer or director to the fullest extent permitted by applicable law against any and all reasonable attorneys' fees and all other reasonable expense, cost, liability and loss paid or reasonably incurred by such officer or director or on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation not initiated by the officer of director that he or she believes in good faith might lead to the institution of any such action, suit or proceeding (each such threatened, pending or completed action, suit, proceeding, inquiry or investigation, a "Proceeding"), relating to any event or occurrence relating to the fact that the officer or director is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction by the officer or director in such capacity. However, the registrant's obligation to indemnify the officer or director is subject to a determination by (i) the registrant's board of directors, by vote of the majority of disinterested directors at a meeting where there is a quorum consisting solely of such disinterested directors; (ii) under certain circumstances, independent legal counsel appointed by the board of directors in a written opinion; (iii) shareholders of the registrant; or (iv) a court of competent jurisdiction in a final, nonappealable adjudication, that the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal Proceeding, the officer or director had no reasonable cause to believe that his or her conduct was unlawful. In addition, the registrant is not obligated to indemnify the officer or director under the indemnification agreement for any amounts paid in a settlement of any Proceeding that was effected without the registrant's prior written consent.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article IX of the registrant's Bylaws provides that the registrant shall indemnify its directors and officers, to the maximum extent permitted by applicable law, and that the registrant may indemnity its directors, officers, employees or agents to the full extent permitted by applicable law, or to such lesser extent as the registrant's board of directors may determine.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, a knowing violation of law, self dealing, illegal corporate loans or distributions or any transaction from which the director personally received a benefit in money, property or services to which the director is not legally entitled. Article 11 of the registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.


ITEM 16.  EXHIBITS

     The exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

  Exhibit   Description
- -------------------------------------------------------------------------------------------------
     4.1    Specimen Common Stock Certificate of PHAMIS, Inc. (Incorporated by
            reference to Exhibit 4.1 filed as part of the PHAMIS, Inc.
            Registration Statement on Form S-1 dated November 17, 1994
            (Registration No. 33-85852))

     4.2 Agreement for Merger by and among PHAMIS, Inc., PHAMIS Acquisition and Data Breeze, Inc., dated as of February 29, 1996

     5.1    Opinion of Foster Pepper & Shefelman

    23.1    Consent of KPMG Peat Marwick LLP

    23.2    Consent of Foster Pepper & Shefelman (included in the opinion filed Exhibit 5.1)

    24.1    Power of Attorney from officers and directors

ITEM 17.  UNDERTAKINGS.

     (a)    Rule 415 Offering

     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if
     -----------------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)    The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of May, 1996.


                                    PHAMIS, INC.



                                    By:  /s/ Frank T. Sample
                                         -------------------------
                                         Frank T. Sample
                                         Chief Executive Officer, President
                                         and Director





     Pursuant to the requirement of the Securities Act of 1993, this Amendment No.1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated below on the 31st day of May, 1996.


/s/ Frank T. Sample                     /s/ Gregg W. Blodgett
- ------------------------------------    ----------------------------------------
Frank T. Sample                         Gregg W. Blodgett
Chief Executive Officer, President      Vice President of Administration and
and Director                            Finance, Chief Financial Officer and
(Principal Executive Officer)           Treasurer
                                        (Principal Financial and Accounting
                                        Officer)


/s/ Malcolm A. Gleser                   **/s/ Daniel Dyer
- -----------------------------------     ----------------------------------------
Malcolm A. Gleser                       Daniel Dyer
Chairman of the Board and Director      Director



**/s/ Lonnie Smith                      **/s/ Timothy J. Wollaeger
- -----------------------------------     ----------------------------------------
Lonnie Smith                            Timothy J. Wollaeger
Director                                Director

     **By Frank T. Sample Pursuant to power of attorney

                                 EXHIBIT INDEX

Exhibit                                                            Page
- -------                                                            ----
 *4.1   Specimen Common Stock Certificate of PHAMIS, Inc.
        (Incorporated by reference to Exhibit 4.1 filed as part of the PHAMIS, Inc. Registration Statement on Form S-1 dated November 17, 1994 (Registration No.
        33-85852)).

 *4.2   Agreement for Merger by and among PHAMIS, Inc.,
        PHAMIS Acquisition and Data Breeze, Inc., dated as of February 29, 1996

 *5.1   Opinion of Foster Pepper & Shefelman

 23.1   Consent of KPMG Peat Marwick LLP........................    13

*23.2 Consent of Foster Pepper & Shefelman (included in the opinion filed Exhibit 5.1)

*24.1   Power of Attorney from officers and directors


* Previously filed.